This Amendment to Trademark License Agreement (the “Amendment”), dated August 5, 2011 and effective as of such date (the “Effective Date”), is by and between Marley Coffee, LLC, a limited liability company formed under the laws of the State of Delaware (“MCL”) and Jammin Java Corp., a corporation formed under the laws of the State of Nevada (“Jammin”), each referred to herein as a “Party” and collectively the “Parties.”  Capitalized terms used herein shall have the meaning ascribed to such terms in the Trademark License Agreement, a copy of which is attached hereto as Exhibit A (the “License Agreement”), unless otherwise stated herein or the context requires otherwise;

WITNESSETH:

WHEREAS, the initial License Agreement between MCL and Jammin was effective on March 31, 2010; and

WHEREAS, the Parties desire to enter into this Amendment to amend and modify certain provisions, terms and conditions to the License Agreement, as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, certain consideration identified herein, and other consideration which the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           Consideration for the Amendments.  In consideration for MCL agreeing to this Amendment, Jammin agrees to assume USD$126,000 of obligations of MCL or its managing members by paying MCL or creditors identified by MCL, or by MCL’s managing members acting with full authority, USD$55,000 simultaneously with the signing of this Amendment, with the balance to be paid thereafter in equal monthly installments over a period of 18 months, commencing with the first business day (“Business Day” shall mean any day of the week, other than a Saturday, Sunday or official holiday on which commercial banks in New York State do not conduct business) of the first month following the Effective Date:

2.           Amendments to License Agreement.  In accordance with Section 7.8 of the License Agreement, the Parties agree to the following amendments (collectively referred to herein as the “Amendments”):

(a)           The title of the License Agreement is hereby amended to:  “Trademark License and Distribution Agreement”;

(b)           The definition of “Licensed Distribution Channels” as provided in Section 1  of the License Agreement is hereby amended and restated in its entirety to read as follows:

“ “Licensed Distribution Channels” means (a) hotels, chain motels and similar lodging establishments, (b) restaurants, (c) companies engaged in providing on-site coffee services to for-profit or non-profit offices and other establishments, (c) large chain (“big box”) retail stores, (d) specialty grocery stores, (e) food distributors and supply services, (e) gas and other automotive/truck service stations, (f) Internet-based wholesalers and retailers, and (g) other businesses engaged in the sale of coffee products (either whole or ground beans or beverages) and accessories, but for avoidance of doubt, excluding “coffee houses”, which are covered by Section 2.1 hereof.”

First Amendment to Trademark License Agreement

(c)          The definition of “Licensed Products” as provided in Section 1  of the License Agreement is hereby amended and restated in its entirety to read as follows:

“Licensed Products” means coffee in all its forms and derivations, regardless of portions, sizes, or packaging.  Licensee shall have the non-exclusive right to merchandise other items including, but not limited to, coffee cups, coffee mugs, coffee glasses, saucers, milk steamers, machines for brewing coffee, espresso, and/or cappuccino, grinders, water treatment products, tea products, and chocolate products.

(d)          The heading of Section 2 of the License Agreement is hereby amended to read:  “2. RIGHTS OF DISTRIBUTION AND LICENSE OF TRADEMARKS

(e)          The definition of “License” in Section 2.1 of the License Agreement is hereby amended and restated in its entirety to read as follows:

“2.1        Distribution Rights and Grant of Trademarks License.

(a)           Subject to the terms and conditions of this Agreement, MCL grants to Jammin

(1)           an exclusive (i) right to distribute, within and to the United States of America (inclusive of its territories and possessions, the “U.S.”), Canada, U.S. and Canadian government and military facilities and installations worldwide, the United Mexican States (“Mexico”), and the nations of the Caribbean Sea (the foregoing countries and U.S. and Canadian government and military facilities are collectively referred to as the “Territory”), through the Licensed Distribution Channels, the Licensed Products and Services ; and (ii) license to use, reproduce, and sublicense the use of and right to reproduce, the Trademarks (whether directly or through affiliated or nonaffiliated sublicensees, so long as any sublicensee signs an acknowledgement of and agrees to be bound by the terms restricting the use of the Trademarks as set forth in the License Agreement within the Territory), in association with the manufacture, marketing, advertisement, promotion, performance, sale, supply and distribution of Licensed Products and Services through the Licensed Distribution Channels (the “Exclusive License”). Notwithstanding the foregoing definitions of the Licensed Distribution Channels and the Territory, Jammin’ has been granted no right or license to distribute, use, or reproduce the Licensed Products, Licensed Services, or the Trademarks in the grocery store sector (including but not limited to supermarket chains, specialty stores and wholesalers) within the United Kingdom and the Republic of Ireland.

(2)           a non-exclusive right to distribute, within and to the Territory, through the Licensed Distribution Channels, tea products and ready-to-use (or “instant”) coffee products (the “Non-Exclusive License,” and with the Exclusive License, the “License”).

(b)           For so long as the License is in effect, MCL grants Jammin a revocable right to use “Marley Coffee” and reasonably similar variations thereof, subject to MCL’s consent, as its “doing business as” or “DBA” name but solely in connection with the Licensed Products and Services in the Licensed Distribution Channels in the Territory.  Notwithstanding the foregoing, if Jammin distributes any Licensed Products bearing the Trademarks and MCL decides to revoke the License or the right to use the DBA name, Jammin shall not be obligated to remove such Licensed Products and any ancillary signage, containers or other graphic material bearing the words “Marley Coffee” and reasonably similar variations thereof, from the Territory.

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(c)           Jammin shall not have the right to establish, as a franchisor, franchising relationships for the retail sale of Licensed Products and Services.  If MCL or an affiliate thereof decides to franchise the right to sell Licensed Products and Services on a retail basis, following the development of such retail entities through the completion of up to three (3) prototype establishments, Jammin shall have a right of first refusal to develop new  franchises in the territories identified by MCL as being available for franchisees in the U.S., subject to Jammin’s having the financial means to own and operate a franchise unit on the same terms and conditions offered to other potential franchisees.”

(e)           Section 7.7 is amended to reflect Jammin’s address for Notices, as follows:

Jammin Java Corp.
Attn: Anh Tran
8200 Wilshire Blvd, Suite 200
Beverly Hills CA 90211

(f)           A new Section 7.13 is added to Section 7, as follows:

“7.13.     Arbitration.  The Parties hereby agree that any dispute regarding the rights and obligations of either Party under this Agreement must be resolved by arbitration pursuant to this Section 7.13.  Within seven (7) days of either Party’s written notice to the other of its desire to submit any dispute to arbitration, the Parties will meet to attempt to amicably resolve their differences and, failing such resolution, the Parties may submit the matter to mandatory and binding arbitration with the American Arbitration Association (“AAA”).  The issue(s) in dispute shall be settled by arbitration in New York, New York in accordance with the AAA Rules for Commercial Disputes, by a single arbitrator.  The only issue(s) to be determined by the arbitrator will be those issues specifically submitted for arbitration.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

Promptly following receipt of the request for arbitration, AAA shall convene the Parties in person or by telephone to attempt to select the arbitrator by agreement of the Parties.  If agreement is not reached, the Parties shall request from AAA or AAA shall submit to the Parties a list of not less than eleven (11) candidates.  Such list shall include a brief statement of each candidate’s qualifications.  Each Party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to AAA.  Any Party failing without good cause to return the candidate list so marked within ten (10) days after receipt shall be deemed to have agreed to all candidates listed thereon.  AAA shall designate the arbitrator willing to serve for whom the Parties have indicated the highest preference and who does not appear to have a conflict of interest.  If a tie should result between two candidates, AAA may designate either candidate.

First Amendment to Trademark License Agreement

This agreement to arbitrate is specifically enforceable.  The decision of the arbitrator within the scope of the submission shall be final and binding on both Parties and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason.  If the rules of the AAA differ from those of this Section 7.13, the provisions of this Section 7.13 will control.  The costs of arbitration shall be equally shared by the Parties.”

3.           Reconfirmation of License Agreement. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the License Agreement, to the extent the same are not amended hereby.

4.           Effect of Agreement. Upon the effectiveness of this Amendment, each reference in the License Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such License Agreement as modified or waived hereby.

5.           License Agreement to Continue in Full Force and Effect.  Except as specifically modified herein, the License Agreement and the terms and conditions thereof shall remain in full force and effect.

6.           Effect of Facsimile and Photocopied Signatures. This Amendment may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Amendment or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Amendment signed by one Party and faxed to another Party, or scanned in .PDF format and delivered as an e-mail attachment, shall be deemed to have been executed and delivered by the signing Party as though it were an original.  A photocopy of this Amendment shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be effective as of the Effective Date.

Marley Coffee, LLC

By:	/s/ Rohan Marley
Rohan Marley, Manager

By:	/s/ Shane Whittle
Shane Whittle. Manager

Jammin Java Corp.

By:	/s/ Anh Tran
Anh Tran. Chief Executive Officer

First Amendment to Trademark License Agreement

EXHIBIT A

Ex. A to First Addendum to Trademark License Agreement

First Amendment to Trademark License Agreement

First Amendment to Trademark License Agreement

First Amendment to Trademark License Agreement

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First Amendment to Trademark License Agreement